AMENDMENT NO. 10 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 10 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 30th day of November, 2012, by the Trustees hereunder.

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to eliminate the B Class of Shares of High-Yield Fund, Core Plus Fund and Short Duration Fund; and

WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to change the name of a Series as set forth below:

Former Name                                                                                     New Name
Inflation Protection Bond Fund                                                                           Short Duration Inflation Protection Bond Fund

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust
/s/Myron S. Scholes Myron S. Scholes	/s/Ronald J. Gilson Ronald J. Gilson
/s/Jonathan S. Thomas Jonathan S. Thomas	/s/Peter F. Pervere Peter F. Pervere
/s/John B. Shoven John B. Shoven	/s/Frederick L.A. Grauer Frederick L.A. Grauer
/s/Jeremy I. Bulow Jeremy I. Bulow	/s/Tanya S. Beder Tanya S. Beder

J:\LG\ACIT\NSAR\2013\77Q1(a)(2)Amendment No. 10 to Dec of Trust 11-30-12 for 3-31-13.doc

SCHEDULE A

American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                                                  Class                      Date of Establishment
Prime Money Market Fund                                                                                     Investor                                06/13/1993
A Class                                           06/01/1998
B Class                                           05/08/2002
C Class                                           05/01/2001

Diversified Bond Fund                                                                                     Investor                                08/01/2001
Institutional                                08/01/2001
A Class                                           08/01/2001
B Class                                           05/08/2002
C Class                                           05/08/2002
R Class                                           06/30/2005

Premium Money Market Fund                                                                                     Investor                                08/01/2001

High-Yield Fund                                                                           Investor                                05/08/2002
Institutional                                06/14/2004
A Class                                           05/08/2002
C Class                                           05/08/2002
R Class                                           06/30/2005

Short Duration Inflation Protection Bond Fund                                                                                     Investor                                05/01/2005
Institutional                                05/01/2005
A Class                                           05/01/2005
B Class                                           05/01/2005
C Class                                           05/01/2005
R Class                                           05/01/2005

NT Diversified Bond Fund                                                                                     Institutional                                05/01/2006

Core Plus Fund                                                                                     Investor                                11/29/2006
Institutional                                11/29/2006
A Class                                           11/29/2006
C Class                                           11/29/2006
R Class                                           11/29/2006

Short Duration Fund                                                                                     Investor                                11/29/2006
Institutional                                11/29/2006
A Class                                           11/29/2006
C Class                                           11/29/2006
R Class                                           11/29/2006

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

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